UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 26, 2022

MYRIAD GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way
Salt Lake City, Utah 84108
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (801) 584-3600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MYGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On July 26, 2022, Myriad Genetics, Inc. (the “Company” or “Myriad”) entered into Amendment No. 4 (“Amendment No. 4”) to its Credit Agreement, dated December 23, 2016 (as amended as of July 31, 2018, May 1, 2020, and February 22, 2021), by and among Myriad, as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Existing Credit Facility”). Amendment No. 4 modified the Existing Credit Facility as follows:

•replaced the option to make Eurodollar borrowings, which bore interest by reference to the LIBOR rate, with term benchmark loans, which will bear interest by reference to the secured overnight financing rate, with no change in the applicable margins and undrawn fees;

•extended the period of time (the “Modification Period”) during which the Company’s compliance with certain covenants were waived and other terms were effective through July 31, 2023, the maturity date of the Existing Credit Facility;

•reduced the revolving commitments to $200.0 million, with a further reduction to $150.0 million by December 31, 2022;

•provided for further reductions of up to $50.0 million to the revolving commitments in the event of certain asset sales occurring on or after the Amendment No. 4 effective date;

•waived compliance with the leverage ratio and interest coverage ratio covenants through the maturity date; and

•provided for monthly reporting of the Company’s liquidity if the total revolving credit exposure is greater than $0, without giving effect to the dollar amount of any letter of credit exposure not in excess of $5 million in the aggregate.

The foregoing description of Amendment No. 4 is a summary and is qualified in its entirety by the terms of Amendment No. 4, as reflected in the Existing Credit Facility, as amended, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of direct financial obligations of the Company is incorporated by reference into this Item 2.03.

ITEM 9.01    Financial Statements and Exhibits.

Exhibit Number	Description

10.1
Amendment No. 4, dated July 26, 2022, to the Credit Agreement, dated December 23, 2016, among the Company, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended July 31, 2018, May 1, 2020, and February 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: July 27, 2022	By:	/s/ R. Bryan Riggsbee
R. Bryan Riggsbee
Chief Financial Officer